      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CHANCELLOR MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                                      75-2247099
       (State or Other Jurisdiction of              (I.R.S. Employer Identification No.)
        Incorporation or Organization)

                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75309
              (Address, Including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

              1998 CHANCELLOR MEDIA CORPORATION STOCK OPTION PLAN
                                      AND
          AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plan)

                               MATTHEW E. DEVINE
                            CHIEF FINANCIAL OFFICER
                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75309
                                 (972) 869-9020
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF SECURITIES           AMOUNT TO BE      OFFERING PRICE          AGGREGATE           AMOUNT OF
         TO BE REGISTERED             REGISTERED       PER SHARE (1)      OFFERING PRICE (1)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value......    8,340,000      $23.25 to $44.5625      $334,110,650           $98,563
================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act of 1933, the Proposed Maximum Aggregate Offering Price Per Share is based upon: (i) with respect to 4,182,600 shares that may be acquired pursuant to stock options granted by Chancellor Media Corporation (the "Company" or the "Registrant") under the 1998 Chancellor Media Corporation Stock Option Plan (the "Plan") prior to the date of this Registration Statement, the actual price at which such stock options may be exercised, (ii) with respect to the remaining 3,707,400 shares that may be acquired pursuant to stock options that may be granted by the Company under the Plan from time to time after the date hereof, $41.1875 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Common Stock on May 14, 1998, pursuant to Rule 457(h)(1) and 457(c) and (iii) with respect to 450,000 shares that may be acquired pursuant to stock options granted by the Company under its Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan") from time to time after the date hereof, $41.1875 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Common Stock on May 14, 1998, pursuant to Rule 457(h)(1) and 457(c).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

          (a) Chancellor Media Corporation's (the "Company's") Annual Report on Form 10-K (File No. 000-21570) for the year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Company and its consolidated subsidiaries for the year ended December 31, 1997.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the sections entitled "Description of the Surviving Corporation Capital
     Stock -- Common Stock" and "General Comparison of Stockholder's Rights" of the Joint Proxy Statement/Prospectus of the Company and Chancellor Broadcasting Company contained in the Company's Registration Statement on Form S-4 filed with the Commission on August 1, 1997 (File No. 333-32677).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not required to be filed with this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock registered hereunder will be passed upon for the Company by Latham & Watkins, Washington, D.C. Eric L. Bernthal, a former director of the Company, is a partner of Latham & Watkins and owns 5,000 shares of Common Stock and options to purchase 25,000 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     Set forth below is a description of the Company's indemnification and director liability provisions. This description is intended as a summary and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation (the "Certificate").

     Article Nine of the Certificate provides indemnification for every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan of other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

     Article Ten of the Certificate provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

           3.1C          -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media Corporation (incorporated by reference
                            to the identically numbered exhibit to the Quarterly
                            Report on Form 10-Q of Chancellor Media Corporation and
                            Chancellor Media Corporation of Los Angeles for the
                            fiscal quarter ended September 30, 1997).
           3.2B          -- Amended and Restated Bylaws of Chancellor Media
                            Corporation (incorporated by reference to Exhibit 2.4 to
                            the identically numbered exhibit to the Quarterly Report
                            on Form 10-Q of Chancellor Media Corporation and
                            Chancellor Media Corporation of Los Angeles for the
                            fiscal quarter ended September 30, 1997).
          *4.40          -- 1998 Chancellor Media Corporation 1998 Stock Option Plan.
          *4.41          -- Amended and Restated Chancellor Media Corporation
                            Non-Employee Director Stock Option Plan.
          *5.1           -- Opinion of Latham & Watkins.
         *23.1           -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 5.1).
         *23.2           -- Consent of Coopers & Lybrand L.L.P.
         *23.3           -- Consent of KPMG Peat Marwick LLP.
         *24.1           -- Power of Attorney (included on signature page).

---------------

* Filed herewith.

ITEM 9. UNDERTAKINGS.

     The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 18, 1998.

                                            CHANCELLOR MEDIA CORPORATION

                                            By:    /s/ MATTHEW E. DEVINE
                                              ----------------------------------
                                                      Matthew E. Devine
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWERS OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints each of Thomas O. Hicks and Matthew E. Devine as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ THOMAS O. HICKS                   Chairman of the Board and          May 18, 1998
-----------------------------------------------------    interim Chief Executive
                   Thomas O. Hicks                       Officer (Principal Executive
                                                         Officer)

               /s/ JAMES E. DE CASTRO                  Chief Operating Officer and        May 15, 1998
-----------------------------------------------------    Director
                 James E. de Castro

                /s/ MATTHEW E. DEVINE                  Senior Vice President and Chief    May 18, 1998
-----------------------------------------------------    Financial Officer (Principal
                  Matthew E. Devine                      Financial Officer and
                                                         Principal Accounting Officer)

                /s/ JEFFREY A. MARCUS                  Director                           May 15, 1998
-----------------------------------------------------
                  Jeffrey A. Marcus

                /s/ THOMAS J. HODSON                   Director                           May 15, 1998
-----------------------------------------------------
                  Thomas J. Hodson

                 /s/ PERRY J. LEWIS                    Director                           May 15, 1998
-----------------------------------------------------
                   Perry J. Lewis

                 /s/ ERIC C. NEUMAN                    Director                           May 15, 1998
-----------------------------------------------------
                   Eric C. Neuman

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ JOHN H. MASSEY                    Director                           May 15, 1998
-----------------------------------------------------
                   John H. Massey

             /s/ LAWRENCE D. STUART, JR.               Director                           May 18, 1998
-----------------------------------------------------
               Lawrence D. Stuart, Jr.

                  /s/ STEVEN DINETZ                    Director                           May 15, 1998
-----------------------------------------------------
                    Steven Dinetz

              /s/ VERNON E. JORDAN, JR.                Director                           May 19, 1998
-----------------------------------------------------
                Vernon E. Jordan, Jr.

                                                       Director
-----------------------------------------------------
                   J. Otis Winters

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           3.1C          -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media Corporation (incorporated by reference
                            to the identically numbered exhibit to the Quarterly
                            Report on Form 10-Q of Chancellor Media Corporation and
                            Chancellor Media Corporation of Los Angeles for the
                            fiscal quarter ended September 30, 1997).
           3.2B          -- Amended and Restated Bylaws of Chancellor Media
                            Corporation (incorporated by reference to Exhibit 2.4 to
                            the identically numbered exhibit to the Quarterly Report
                            on Form 10-Q of Chancellor Media Corporation and
                            Chancellor Media Corporation of Los Angeles for the
                            fiscal quarter ended September 30, 1997).
          *4.40          -- 1998 Chancellor Media Corporation 1998 Stock Option Plan.
          *4.41          -- Amended and Restated Chancellor Media Corporation
                            Non-Employee Director Stock Option Plan.
          *5.1           -- Opinion of Latham & Watkins.
         *23.1           -- Consent of Latham & Watkins (included as part of their
                            opinion listed as Exhibit 5.1).
         *23.2           -- Consent of Coopers & Lybrand L.L.P.
         *23.3           -- Consent of KPMG Peat Marwick LLP.
         *24.1           -- Power of Attorney (included on signature page).

---------------

* Filed herewith.